EXHIBIT 99.2

Zomedica Announces $10 Million Private Offering of Common Shares

Proceeds to fund cash obligations under Qorvo agreement (as announced today)

ANN ARBOR, Mich., Nov. 27, 2018 (GLOBE NEWSWIRE) -- Zomedica Pharmaceuticals Corp. (NYSE American: ZOM) (TSX-V: ZOM) (“Zomedica” or “Company”), a veterinary diagnostic and pharmaceutical company, today announced it is conducting a private offering of 6,578,947 common shares at a price of U.S.$1.52 (C$2.00) per share, for aggregate gross proceeds of up to U.S.$10,000,000 (approximately C$13,200,000), in the United States to accredited investors only pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D thereunder.

Zomedica intends to use the net proceeds of the offering to fund its cash expenditure obligations under the Company’s exclusive development and supply agreement with Qorvo Biotechnologies, LLC (Qorvo), a wholly-owned subsidiary of Qorvo, Inc. (Nasdaq: QRVO), announced via press release today.

As of the date hereof, Zomedica has received subscription funds in the aggregate amount of U.S.$4,300,000 from investors. Closing of this offering is subject to the approval of the TSX Venture Exchange. All of the common shares issued in connection with this offering will be subject to a statutory four-month hold period in accordance with applicable Canadian securities laws.

The common shares have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

About Zomedica
Based in Ann Arbor, Michigan, Zomedica (NYSE American: ZOM) (TSX-V: ZOM) is a veterinary diagnostic and pharmaceutical and company creating products for companion animals (canine, feline and equine) by focusing on the unmet needs of clinical veterinarians. Zomedica’s product portfolio will include novel diagnostics and innovative therapeutics that emphasize patient health and practice health. With a team that includes clinical veterinary professionals, it is Zomedica’s mission to give veterinarians the opportunity to lower costs, increase productivity, and grow revenue while better serving the animals in their care. For more information, visit www.ZOMEDICA.com.

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Reader Advisory
Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of the release.

Except for statements of historical fact, this news release contains certain "forward-looking information" within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur. Although we believe that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. We cannot guarantee future results, performance or achievements. Consequently, there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking information.

Forward-looking information is based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking information. Some of the risks and other factors that could cause the results to differ materially from those expressed in the forward-looking information include, but are not limited to: the risk that the Company will be able to sell all of the common shares in the offering, the risk that the success of the offering will be subject to market conditions, the risk that closing of the offering will be subject to certain conditions and there can be no assurances that the conditions will be satisfied, the risk that the offering will not close by the intended date; in addition to the other risk factors disclosed in our filings with the Securities and Exchange Commission and under our profile on SEDAR at www.sedar.com. Readers are cautioned that this list of risk factors should not be construed as exhaustive

The forward-looking information contained in this news release is expressly qualified by this cautionary statement. We undertake no duty to update any of the forward-looking information to conform such information to actual results or to changes in our expectations except as otherwise required by applicable securities legislation. Readers are cautioned not to place undue reliance on forward-looking information.

Investor Relations Contact:
Shameze Rampertab, CPA, CA
srampertab@zomedica.com
+1 647.283.3630

PCG Advisory Group
Kirin Smith, COO
ksmith@pcgadvisory.com
+1 646.863.6519
www.pcgadvisory.com

Media Contact:
Andrea Eberle
aeberle@zomedica.com
+1 734.369.2555